Exhibit 10.3
MURPHY USA INC.
2023 OMNIBUS INCENTIVE PLAN
RSU AGREEMENT (TIME-BASED VESTING)

Non-Employee Director Grants

The Participant set forth on Appendix A has been granted an Award (the “Award”) of Restricted Stock Units (“RSUs”) pursuant to the Murphy USA Inc. 2023 Omnibus Incentive Plan (as it may be amended from time to time, the “Plan”), and this RSU Agreement (this “Agreement”), dated as indicated in Appendix A (the “Grant Date”). Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning set forth in the Plan.
1.Issuance of Shares. Each RSU shall represent the right to receive one Share upon the vesting of such RSU, as determined in accordance with and subject to the terms of this Agreement and the Plan. The number of RSUs is set forth in Appendix A.
2.Vesting. Subject to Section 3 and 4, the Award shall vest in accordance with the terms and conditions set forth in Appendix A.
3.Termination of Service.
(a)Termination Due to Death or Disability. In the event of the Participant’s Termination of Service due to the Participant’s death or Disability, any RSUs that are not vested as of the date of such Termination of Service will vest in full as of the date of such Termination of Service.
(b)Retirement. Notwithstanding anything to the contrary herein, in the event of the Participant’s Termination of Service for any reason other than due to a Termination of Service for Cause (or Participant’s voluntary resignation at a time when grounds for a Termination of Service for Cause exist) at a time when the Participant is Retirement Eligible, any RSUs that are not vested as of the date of such Termination of Service will vest in full as of the date of such Termination of Service. For purposes of this Agreement, “Retirement Eligible” the Participant has attained age 76 or at such time as agreed upon by the Committee.
(c)All Other Terminations. Unless otherwise determined by the Committee, in the event of the Participant’s Termination of Service in any circumstances other than those described in Section 3(a) or (b), any RSUs that are not vested as of the date of such Termination of Service will be immediately forfeited and cancelled as of the date of such Termination of Service.
4.Change in Control. In the event of a Change in Control, any RSUs that are not vested as of the date of such Change in Control, as well as any Dividend Shares that are not vested as of the date of such Change in Control, will vest in full.
5.Voting Rights. The Participant shall have no voting rights or any other rights as a shareholder of the Company with respect to the RSUs unless and until the Participant becomes the record owner of the Shares (including, to the extent applicable, the Dividend Shares) underlying the RSUs.
6.Transferability of RSUs. Except as may be permitted by the Committee, neither the RSUs nor any rights of the Participant with respect thereto shall be assignable, alienable,

saleable or transferable by the Participant other than (a) by will or pursuant to the laws of descent and distribution or (b) by order of any court of competent jurisdiction, including with respect to any domestic relations order or divorce decree. Any attempts to assign, alienate, sell or otherwise transfer the RSUs (or any of the Participant’s rights with respect thereto) shall be void and the Participant’s rights to the RSUs shall therefore be forfeited.
7.Dividend Equivalents. Unless otherwise determined by the Committee, if a dividend or other distribution is paid on Shares during the period commencing on the Grant Date and ending on the date on which the Shares underlying the RSUs are distributed to the Participant pursuant to this Agreement, the Participant shall receive a number of dividend equivalents to be denominated and paid, subject to Section 15(h) of the Plan, in a number of Shares (“Dividend Shares”) with a value equal to the amount of the dividends or other distribution that the Participant would have received had the Shares underlying the RSUs been distributed to the Participant, which such number of Dividend Shares shall be determined based on the Fair Market Value of the Shares on the record date for such dividend or other distribution. Any such Dividend Shares shall vest and be paid to the Participant at the same time as, and shall be subject to the same vesting and forfeiture provisions as set forth in this Agreement with respect to, the RSUs. For the avoidance of doubt, no Dividend Shares will be paid to the Participant with respect to any canceled or forfeited RSUs.
8.Distribution of Shares. Subject to the provisions of this Agreement and except as otherwise elected by the Participant pursuant to a Non-Employee Director Deferral Election Form, upon the vesting of any of the RSUs, the Company shall deliver to the Participant, as soon as reasonably practicable (and in no event later than 60 days) after the applicable vesting date, one Share for each such RSU and each Dividend Share (as applicable). Upon the delivery of Shares, such Shares shall be fully assignable, alienable, saleable and transferrable by the Participant; provided that any such assignment, alienation, sale, transfer or other alienation with respect to such Shares shall be in accordance with applicable securities laws and any applicable Company policy.
9.Responsibility for Taxes.
(a)The Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company. The Participant further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of Shares acquired upon settlement of the Award and the receipt of any dividends, dividend equivalents and/or Dividend Shares; and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Upon the vesting and/or settlement of the RSUs (or as of the date of any relevant taxable or tax withholding date or other date on which the value of any RSUs or the Dividend Shares otherwise become includible in the Participant’s gross income for tax purposes) (the “Tax Withholding Date”), the Participant shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation payable to the Participant, the amount of any applicable federal, state, local and foreign Tax-Related Items that the Company determines must be withheld with respect to the Award (the “Tax Withholding Obligations”). In this regard, unless otherwise determined by the Committee, the Tax Withholding Obligations shall be satisfied by the Company withholding, in accordance with Section 16(e) of the Plan, from the number of Shares (including the Dividend Shares) otherwise issuable upon settlement of the RSUs, a portion of such Shares (including Dividend Shares) having an aggregate Fair Market Value equal to the amount of the applicable Tax Withholding Obligations. Notwithstanding the foregoing, the Participant agrees and authorizes the Company, or its respective agents, to satisfy any applicable Tax Withholding Obligations in respect of the Award by any of the following means, as may be determined by the Committee (or its delegate) in its discretion from time to time: (i) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company; (ii) requiring the Participant to remit the aggregate amount of such Tax Withholding Obligations to the Company in full, in cash or by check, bank draft or money order payable to the order of the Company; (iii) through a procedure whereby the Participant delivers irrevocable instructions to a broker designated by the Committee to sell Shares obtained upon settlement of the Award and to deliver promptly to the Company an amount of the proceeds of such sale equal to the amount of the Tax-Related Items (“sell-to-cover”); (iv) by a “net settlement” procedure under which the Company reduces the number of Shares issued on settlement of the Award by the number of Shares with an aggregate fair market value that equals the amount of the Tax Withholding Obligations; or (v) any other method of withholding determined by the Committee and permitted by applicable law.
(c)The Participant agrees to pay to the Company any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means described in Section 9(b). The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.
10.Cancellation/Clawback. The Participant hereby acknowledges and agrees that the Participant and the Award are subject to the terms and conditions of Section 18 (Cancellation or “Clawback” of Awards) of the Plan.
11.Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The terms of the Plan are incorporated herein by reference. If and to the extent that this Agreement conflicts with the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.
12.Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:
If to the Company:
Murphy USA Inc.
200 Peach Street

El Dorado, Arkansas 71730-5836
Attention: Corporate Secretary
If to the Participant, to the address of the Participant on file with the Company.
13.No Entitlements. The grant of the Award shall not be construed as giving the Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan. This Award does not confer on the Participant any right or entitlement to receive compensation in any specific amount. In addition, this Award is not part of the Participant’s base salary or wages and will not be taken into account in determining any other employment-related rights the Participant may have, such as rights to pension, retirement or severance pay.
14.Entire Agreement. This Agreement, the Plan and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.
15.Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.
16.Amendment; Waiver. No amendment or modification of any provision of this Agreement that has a material adverse effect on the Participant shall be effective unless signed in writing by or on behalf of the Company and the Participant; provided that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which such amendment, modification or waiver is made or given.
17.Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.
18.Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
19.Dispute Resolution. All controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled by the Company’s mandatory dispute resolution procedures, if any, as may be in effect from time to time with respect to matters arising out of or relating to the Participant’s employment with the Company.
20.Governing Law; Venue. All matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.
21.Imposition of other Requirements and Participant Undertaking. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Award and on any Shares to be issued upon settlement of the Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to accomplish the foregoing or to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the RSU pursuant to this Agreement.
22.References. References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.
By signing this Agreement, the Participant hereby:

●acknowledges and confirms the Participant’s consent to receive electronically this Agreement, the Plan and any other Plan documents or other related communications that the Company wishes or is required to deliver;

●acknowledges that a copy of the Plan and the related Plan documents were made available to the Participant;

●agrees that the electronic acceptance of this Agreement constitutes a legally binding acceptance of this Agreement, and that the electronic acceptance of this Agreement shall have the same force and effect as if this Agreement was physically signed; and

●agrees to be bound by the terms of this Agreement, including any Appendices attached hereto, and the Plan.

Appendix A

Participant:                [Dynamic]

Grant Date:                 [Dynamic]

Number of RSUs:             [Dynamic]

Vesting Schedule:    [Annual Equity Grants][The RSUs will vest as follows: 100% on the first anniversary of the Grant Date, subject to the Participant’s continuous employment with the Company through the vesting date.]
    [Quarterly Cash Retainer Grants][The RSUs will be fully vested as of the Grant Date.]

B-1